                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Filed by the registrant   |X|
Filed by a party other than the registrant   |_|

Check the appropriate box:

|_|  Preliminary proxy statement    |_| Confidential, for use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

|X| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material under Rule 14a-12


                          HOSPITALITY PROPERTIES TRUST
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:


     -------------------------------------------
(2) Aggregate number of securities to which transaction applies:


     -------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     -------------------------------------------
(4) Proposed maximum aggregate value of transaction:


     -------------------------------------------
(5) Total fee paid:


     -------------------------------------------
|_|  Fee paid previously with preliminary materials:


     -------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:


     ---------------------------------
(2)  Form, Schedule or Registration Statement No.:


     ---------------------------------
(3)  Filing Party:


     ---------------------------------
(4)  Date Filed:


     ---------------------------------

                          HOSPITALITY PROPERTIES TRUST
                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02458
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 16, 2000

To the Shareholders of Hospitality Properties Trust

    Notice is hereby given that the Annual Meeting of Shareholders of Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), will be held at 9:00 A.M. on Tuesday, May 16, 2000, at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts, for the following purposes:

    1.  To elect two Trustees in Group II of the Company's Board of Trustees.

    2. To consider and act upon such other matters as may properly come before the meeting.

    The Board of Trustees has fixed the close of business on March 27, 2000 as the record date for determination of the shareholders entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Trustees,
                                          John G. Murray, SECRETARY

March 31, 2000

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                          HOSPITALITY PROPERTIES TRUST

                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02458
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, MAY 16, 2000

                              -------------------

                                  INTRODUCTION

    A Notice of the Annual Meeting of Shareholders (the "Meeting") of Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), is set forth on the preceding page, and there is enclosed herewith a form of proxy solicited by the Board of Trustees of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the Trustees and officers of the Company may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about March 31, 2000, together with a copy of the Annual Report to Shareholders for the year ended December 31, 1999 (including audited financial statements of the Company).

    Only shareholders of record as of the close of business on March 27, 2000 (the "Record Date") are entitled to notice of and to vote at the Meeting and/or any adjournment thereof. The outstanding shares of beneficial interest of the Company on the Record Date entitled to vote consisted of 56,462,612 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). The holders of the outstanding Common Shares are entitled to one vote per Common Share.

    All Common Shares represented by valid proxies received by the Company prior to the Meeting will be counted for purposes of determining the presence of a quorum for purposes of taking action on the proposal set forth below and will be voted as specified in the proxies. If no specification is made by the shareholder, the Common Shares will be voted FOR the election of each of the Board's two nominees, as set forth below. To be elected, the Board's nominees set forth below must receive the affirmative vote of a majority of the Common Shares issued and outstanding. Abstentions are considered present for purposes of determining a quorum. A shareholder marking the proxy "Withhold" will not be counted as voting in favor of any nominee for Trustee. A shareholder giving a proxy has the power to revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting his or her Common Shares in person.

ITEM 1.  ELECTION OF TWO TRUSTEES IN GROUP II OF THE BOARD OF TRUSTEES

    The number of Trustees of the Company is currently fixed at five, and the Board of Trustees is currently divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each Group are elected to three-year terms.

    The business of the Company is conducted under the general direction of the Board of Trustees as provided by the Amended and Restated Declaration of Trust of the Company, as amended (the "Declaration of Trust"), the Bylaws of the Company, as amended (the "Bylaws"), and the laws of the State of Maryland, the state in which the Company was organized on May 12, 1995.

    The Declaration of Trust provides that a majority of the Board of Trustees will be composed of Independent Trustees who are not affiliated with REIT Management & Research, Inc. ("RMR"), a Delaware corporation which is the Company's investment advisor, or with HRPT Properties Trust ("HRP") and who do not serve as officers of the Company. John L. Harrington, Arthur G. Koumantzelis and William J. Sheehan are currently Independent Trustees.

    The entire Board of Trustees functions as an Executive Compensation Committee to implement the Company's 1995 Incentive Share Award Plan (the "Plan"). A subcommittee of the Executive Compensation Committee composed of the Independent Trustees reviews the performance of RMR under its advisory agreement with the Company and the award of Common Shares, other than awards of Common Shares to Independent Trustees described below, under the Plan. See "Certain Relationships and Related Transactions." The Executive Compensation Committee has not met independently of meetings of the Board of Trustees, but is free to do so. The Company does not have a Nominating Committee.

    The Board of Trustees has appointed an Audit Committee consisting of the three Independent Trustees. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the procedures for conducting and the results of the audit engagement, approves professional services provided by the independent public accountants, considers the appropriateness of audit and nonaudit fees charged and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met three times in 1999.

    During 1999, the Board of Trustees held six meetings. Each Trustee attended 75% or more of the total number of meetings of the Board and any Committee of which he was a member.

    The Company pays its Independent Trustees an annual fee of $20,000 plus a fee of $500 for each meeting attended and reimburses expenses incurred by all of its Trustees for attending meetings. Under the Plan, each Independent Trustee automatically receives an annual grant of 300 Common Shares at the first meeting of the Board of Trustees following each Annual Meeting of Shareholders. See "Other Information." In addition, the Independent Trustee serving as Chairman of the Audit Committee, which position rotates annually among the Independent Trustees, is paid an additional $2,000 per year for such service.

    The present Trustees in Group II are William J. Sheehan and Gerard M. Martin. The term of the Group II Trustees elected at the Meeting will expire at the Company's 2003 Annual Meeting of Shareholders. To be elected, each nominee for Trustee of the Company must receive the vote of a majority of the Common Shares issued and outstanding. The Board of Trustees has proposed
Messrs. Sheehan and Martin as nominees for re-election as Group II Trustees. The persons named in the enclosed proxy intend to vote such proxy for the election of each of the Board's two nominees, except to the extent that a shareholder has indicated on its proxy cared that its vote should be withheld from either or both such nominees. HRP and Messrs. Martin and Portnoy, who have voting control over an aggregate of 4,348,495 Common Shares (approximately 7.7% of Common Shares outstanding and entitled to vote at the Meeting), intend to vote in favor of the election of Mr. Sheehan and Mr. Martin as Group II Trustees.

    THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF WILLIAM J. SHEEHAN AND GERARD M. MARTIN AS GROUP II TRUSTEES.

    The principal occupations for the past five years and ages as of March 1, 2000 of Mr. Sheehan and Mr. Martin are as follows:

                      NOMINEES FOR TERMS EXPIRING IN 2003

WILLIAM J. SHEEHAN AGE: 55

    Mr. Sheehan has been a Trustee of the Company since its initial public offering in 1995 and currently serves as Executive Vice President of Finance of Ian Schrager Hotels LLC (formerly Ian Schrager Hotels, Inc.). From 1995 until May 1999, Mr. Sheehan served as Chief Financial Officer of Ian Schrager Hotels LLC. Prior to his employment with Ian Schrager Hotels LLC, Mr. Sheehan was a self-employed consultant on financial and operating matters to companies in the hotel industry from 1993 until May 1995. Mr. Sheehan is a certified hotel administrator, an Ambassador of the Educational Institute of the American Hotel and Motel Association and has been a speaker at various hotel industry conferences.

GERARD M. MARTIN AGE: 65

    Mr. Martin has been a Managing Trustee of the Company since its organization in 1995. Mr. Martin also serves as Managing Trustee of HRP. Since 1999,
Mr. Martin has been a Managing Trustee of Senior Housing Properties Trust ("SNH"), which was a subsidiary of HRP prior to the distribution of a majority of its shares by HRP to the HRP shareholders in October 1999. He is also a 50% shareholder and Director of RMR. Mr. Martin was a Director of Horizon Healthcare Corporation ("HHC") from February 1994 until his resignation in July 1996.
Mr. Martin served as interim President of the Company from the Company's formation until John G. Murray's election to such office in March 1996.
Mr. Martin has been active in the real estate industry for more than 30 years as a manager, developer, builder and owner.

    In addition to Messrs. Sheehan and Martin, the following persons currently serve on the Board of Trustees or serve as executive officers of the Company. Their principal occupations for the last five years and their ages as of March 1, 2000 are as follows:

                              CONTINUING TRUSTEES

BARRY M. PORTNOY AGE: 54

    Mr. Portnoy has been a Managing Trustee of the Company since its organization in 1995, Managing Trustee of HRP since its organization in 1986 and Managing Trustee of SNH since 1999. Mr. Portnoy is Chairman of RMR and a Director and 50% shareholder of RMR. Mr. Portnoy was a Director of HHC from February 1994 until his resignation in July 1996. Mr. Portnoy has been actively involved in real estate and real estate finance activities as an investor and manager for approximately 20 years. Mr. Portnoy was a partner of the law firm of Sullivan & Worcester LLP, counsel to the Company, from 1978 through March 31, 1997, where he served as Chairman from 1994 through March 1997. Mr. Portnoy is a Group I Trustee; his term will expire at the Company's 2002 Annual Meeting of Shareholders.

JOHN L. HARRINGTON AGE: 63

    Mr. Harrington has been the Chief Executive Officer of the Boston Red Sox Baseball Club for over five years and is Executive Director and Trustee of the Yawkey Foundation and a Trustee of the JRY Trust. Mr. Harrington was a Trustee of HRP from 1991 through August 1995 and has been a Trustee of the Company since its initial public offering in 1995. Mr. Harrington has been a Trustee of SNH since

October 1999. Mr. Harrington is a Group I Trustee; his term will expire at the Company's 2002 Annual Meeting of Shareholders.

ARTHUR G. KOUMANTZELIS AGE: 69

    Mr. Koumantzelis has been the President and Chief Executive Officer of Gainesborough Investments LLC, a private investment company, since June 1998. He is also currently a Trustee of Milo Trust, Lemoni Trust and a member of the Board of Directors of Wang Healthcare Information Systems, Inc. From 1990 until February 1998, Mr. Koumantzelis was Senior Vice President and Chief Financial Officer of Cumberland Farms, Inc., a private company engaged in the convenience store business and in the distribution and retail sale of gasoline.
Mr. Koumantzelis was a Trustee of HRP from 1992 through August 1995.
Mr. Koumantzelis has been a Trustee of the Company since its organization in 1995 and a Trustee of SNH since October 1999. Mr. Koumantzelis is a Group III Trustee; his term will expire at the Company's 2001 Annual Meeting of Shareholders.

                               EXECUTIVE OFFICERS

JOHN G. MURRAY AGE: 39

    Mr. Murray is the President, Chief Operating Officer and Secretary of the Company. Mr. Murray is also Executive Vice President of RMR. Prior to his election to the office of President and Chief Operating Officer in March 1996, Mr. Murray served as Treasurer and Chief Financial Officer of the Company.
Mr. Murray served in various capacities for HRP from 1993 until August 1995 and for RMR and its affiliates since 1993. Mr. Murray is a certified public accountant.

THOMAS M. O'BRIEN AGE: 33

    Mr. O'Brien is the Treasurer and Chief Financial Officer of the Company.
Mr. O'Brien is also a Vice President of RMR. Prior to his election to these offices in March 1996, Mr. O'Brien was employed by Arthur Andersen LLP for eight years, most recently as an audit manager, with clients primarily in the hospitality and real estate industries. Mr. O'Brien is a certified public accountant.

ETHAN S. BORNSTEIN AGE: 26

    Mr. Bornstein is the Vice President of the Company. Prior to his election to the office of Vice President in October 1999, Mr. Bornstein was employed by RMR for two years. From 1995 until July 1997, Mr. Bornstein was employed by E&Y Kenneth Leventhal and focused primarily on appraisal, feasibility and consulting projects in the real estate industry.

JOHN R. HOADLEY AGE: 28

    Mr. Hoadley is the Controller of the Company. Prior to his election to the office of Controller in October 1999, Mr. Hoadley served as Assistant Controller of RMR from 1998 until October 1999. Mr. Hoadley was employed by Arthur Andersen LLP from 1993 to 1998, most recently as a senior auditor, with clients primarily in the real estate and utilities industries. Mr. Hoadley is a certified public accountant.

    There are no family relationships among any Trustees and the current executive officers of the Company. Executive officers serve at the discretion of the Board of Trustees.

                               OTHER INFORMATION

COMPENSATION OF EXECUTIVE OFFICERS

    The Company does not have any employees; services which otherwise would be provided by employees are performed by RMR. Payments by the Company to RMR for services during 1999 are described in "Certain Relationships and Related Transactions."

    Except with respect to incentive share awards, the Company has not paid and has no current plans to pay compensation to its executive officers. RMR, which conducted the day-to-day operations of the Company during 1999, compensated Messrs. Martin, Portnoy, Murray, O'Brien, Bornstein and Hoadley in connection with their services to RMR and to the Company. The following table provides summary long-term compensation information for restricted share awards made for the past three years to executive officers of the Company. Messrs. Bornstein and Hoadley, who were newly elected as officers of the Company in 1999, have received no restricted share awards from the Company.

                           SUMMARY COMPENSATION TABLE

                                                                           RESTRICTED
NAME AND PRINCIPAL POSITION                                     YEAR     SHARE AWARDS(1)
---------------------------                                   --------   ---------------
John G. Murray..............................................    1999         $62,100
  President and Chief Operating Officer                         1998         $74,319
                                                                1997         $60,880
Thomas M. O'Brien...........................................    1999         $48,600
  Treasurer and Chief Financial Officer                         1998         $58,163
                                                                1997         $45,660

------------------------

(1) All incentive share awards have been granted pursuant to the Plan and each provides that one-third of each incentive share award vests immediately upon grant and one-third vests on each of the first and second anniversaries of the grant. In the event any executive officer who has been granted an incentive share award ceases to perform the duties of an officer of the Company and is no longer an officer or employee of the Company's advisor during the vesting period of such award, the Common Shares which have not yet vested may be repurchased by the Company for nominal consideration, unless vesting of those Common Shares is accelerated by the Board of Trustees. At December 31, 1999, the aggregate 8,600 and 6,600 Common Shares granted as incentive share awards under the Plan to Messrs. Murray and O'Brien, respectively, had a value of $163,938 and $125,813 respectively, based upon a $19.0625 per share closing price for the Common Shares as reported on the New York Stock Exchange on that date. Vested and unvested Common Shares are entitled to dividends as declared by the Company. The dollar amounts shown in the table represent the number of restricted Common Shares awarded during the years shown which have vested or continue to be subject to vesting multiplied by the closing price for the Common Shares on the New York Stock Exchange on the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company has an Executive Compensation Committee comprised of the entire Board of Trustees. A subcommittee of the Executive Compensation Committee composed of the Independent Trustees (Messrs. Harrington, Sheehan and Koumantzelis) makes recommendations for grants of shares under the Plan and such recommendations are acted upon by the full Board of Trustees. Certain relationships between the Company and certain Trustees are described under "Certain Relationships and Related Transactions."

PERFORMANCE GRAPH--COMPARISON OF CUMULATIVE TOTAL RETURN

    The graph below shows, for the periods indicated, the Company's cumulative total shareholder return on its Common Shares (assuming a $100 investment on August 31, 1995, the first day following the beginning of public trading in the Company's Common Shares on the New York Stock Exchange for which all information set forth below is available) as compared with (a) the National Association of Real Estate Investment Trust, Inc.'s index of all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange and the Nasdaq/National Market System (NAREIT) and (b) the Standard & Poor's 500 Index. The comparison assumes all dividends are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             HPT    NAREIT  S&P 500 INDEX
08/31/1995  100.00  100.00         100.00
12/31/1995  110.20  106.50         110.49
12/31/1996  130.30  144.58         135.84
12/31/1997  159.07  171.84         181.15
12/31/1998  128.24  139.50         232.91
12/31/1999  109.82  130.46         281.92

EXECUTIVE COMPENSATION REPORT

    The Company developed and implemented its 1995 Incentive Share Award Plan (the "Plan") in recognition of the following circumstances. First, the Company's Common Shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for the Company's management. Second, because the executive officers of the Company are employees of its investment advisor, REIT Management & Research, Inc. ("RMR"), and not of the Company, and receive their salary compensation from RMR, the Trustees wished to establish a vehicle which would, among other things,
(a) foster a continuing identity of interest between management of the Company and its shareholders, and (b) recognize that the Company's executive officers perform certain duties on behalf of the Company, primarily with regard to shareholder relations and investor communications, which fall outside of the services covered by the advisory agreement with RMR. In granting incentive share awards, the Trustees consider factors such as the amount and terms of restricted Common Shares previously granted to executive officers and the amount of time spent and complexity of the duties performed by executive officers on behalf of the Company, including speaking at Company conferences, road shows and making additional presentations, interfacing with analysts and preparing and distributing shareholder reports, materials, statements and other information. The Trustees have imposed vesting restrictions and may impose other conditions on the granted Common Shares, which may further promote continuity of management.

    In 1999, John G. Murray, President and Chief Operating Officer of the Company, received a grant of 2,300 Common Shares under the Plan, 766 Common Shares of which vested immediately upon grant, 767 of which will vest on each of the first and second anniversaries of the date of grant. In 1999, Thomas M. O'Brien, the Treasurer and Chief Financial Officer of the Company, received a grant of 1,800 Common Shares under the Plan, 600 of which vested immediately upon the grant and 600 of which will vest on each of the first and second anniversaries of the grant. The determination of the number of Common Shares granted to Messrs. Murray and O'Brien was not specifically based on an estimate of the Company's performance, but instead was based on the fair market value of the Common Shares granted, the number of Common Shares previously granted to each such individual, and the Board's opinion as to the value of the "outside" services to the Company, as discussed above, performed by each individual.

                                              BOARD OF TRUSTEES

                                              John L. Harrington
                                              Arthur G. Koumantzelis
                                              Gerard M. Martin
                                              Barry M. Portnoy
                                              William J. Sheehan

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Common Shares by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares, (ii) each Trustee and executive officer of the Company and (iii) all Trustees and executive officers of the Company as a group. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all Common Shares shown to be beneficially owned by such person or entity, subject to the matters set forth in the footnotes to the table below.

    The table sets forth information regarding beneficial ownership of Common Shares as of the Record Date.

                                                              BENEFICIAL OWNERSHIP
                                                              --------------------
                                                              NUMBER OF
NAME AND ADDRESS(1)                                            SHARES     PERCENT
-------------------                                           ---------   --------
HRPT Properties Trust.......................................  4,000,000     7.1%
REIT Management & Research, Inc.(2).........................  4,000,000     7.1%
Barry M. Portnoy(3).........................................  4,163,149     7.4%
Gerard M. Martin(3).........................................  4,163,150     7.4%
John L. Harrington(4)(5)....................................      1,919       *
William J. Sheehan(4)(5)....................................      1,906       *
Arthur G. Koumantzelis(4)(5)................................      1,916       *
John G. Murray(6)...........................................      8,600       *
Thomas M. O'Brien(7)........................................      7,855       *
Ethan S. Bornstein(8).......................................          0       *
John R. Hoadley(8)..........................................          0       *
All Trustees and executive officers as a group (nine
  persons)(2)(3)............................................  4,348,495     8.2%

------------------------

*   Less than 1%

(1) The address of HRP is 400 Centre Street, Newton, MA 02458. The address of each other named person or entity is c/o Hospitality Properties Trust, 400 Centre Street, Newton, MA 02458.

(2) As HRP's advisor, RMR may under applicable regulatory definitions be deemed to own beneficially HRP's 4,000,000 Common Shares. RMR, however, expressly disclaims any beneficial ownership of HRP's 4,000,000 Common Shares.

(3) Mr. Portnoy owns 163,149 Common Shares directly, and Mr. Martin owns 163,150 Common Shares directly. HRP, of which Messrs. Portnoy and Martin are Managing Trustees, owns 4,000,000 Common Shares. Messrs. Portnoy and Martin may be deemed to have beneficial ownership of the Common Shares owned by HRP. Messrs. Portnoy and Martin disclaim beneficial ownership of HRP's Common Shares.

(4) Each Independent Trustee receives a grant of 300 Common Shares per annum as part of his compensation.

(5) Includes shares acquired under the Company's dividend reinvestment plan.

(6) 6,300 of these Common Shares are vested; 2,300 will vest in installments during 2000 and 2001.

(7) As to a total of 6,600 Common Shares issued under the Plan, 4,800 are vested; 1,800 will vest in installments during 2000 and 2001. Mr. O'Brien also owns Common Shares purchased through the Company's dividend reinvestment plan and on the open market.

(8) Messrs. Bornstein and Hoadley became executive officers in 1999 and were not granted incentive share awards during 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company has entered into an agreement (the "Advisory Agreement") with RMR under which RMR provides investment and administrative services to the Company. RMR is owned by Messrs. Martin and Portnoy. The Advisory Agreement provides for an annual base advisory fee equal to 0.70% of the Company's Average Invested Capital (as defined in the Advisory Agreement) up to $250 million, and 0.50% of Average Invested Capital exceeding $250 million; and an annual incentive fee, calculated on the basis of increases in the Company's annual cash available for distribution per share. The incentive fee payable to RMR is 15% of the increase in annual cash available for distribution per share (but in no event more than $.02 per share), times the weighted average number of shares outstanding in such year. Incentive fees are paid in restricted Common Shares. Aggregate fees paid to RMR for services during 1999 were $11.2 million, including $236,545 (based upon a per share price of $18.381) paid in 12,869 restricted Common Shares as an incentive fee. RMR's incentive shares for 1999 were sold by RMR to Barry Portnoy and Gerard Martin on February 1, 2000.

    Until 1997, Mr. Portnoy was a partner of Sullivan & Worcester LLP, a law firm which provides legal services to the Company and to HRP, SNH, RMR and affiliates of each of the foregoing, and received payments from that firm during 1999 in respect of his retirement from that firm.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Trustees and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, Trustees and greater than 10% shareholders are required to furnish the Company with copies of all forms they file pursuant to
Section 16(a). Based solely on review of the copies of such reports furnished to the Company or representations that no such reports were required, the Company believes that, during the 1999 fiscal year, all filing requirements applicable to its executive officers, Trustees and greater than 10% shareholders were timely met.

                                    AUDITORS

    The Company is not required to submit the selection of its auditor to a vote of shareholders. Since its organization in 1995, the Company's independent auditor has been Arthur Andersen LLP.

    A representative of Arthur Andersen LLP is expected to be present at the Meeting, with the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions from shareholders who are present at the Meeting.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the Company's 2001 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at its principal executive offices not later than December 1, 2000.

    In order to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, notice of a shareholder proposal intended for presentation at the Company's 2001 Annual Meeting of Shareholders made outside Rule 14a-8 under the Exchange Act must be received by the Company no later than February 15, 2001 and no earlier than January 16, 2001 and must be made in accordance with the provisions, requirements and procedures set forth in the Company's Bylaws.

                                 OTHER MATTERS

    As of this time, the Board of Trustees knows of no other matters to be brought before the Meeting. However, if other matters properly come before the Meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion as to such matters.

                                          By Order of the Board of Trustees
                                          John G. Murray, SECRETARY

Newton, Massachusetts
March 31, 2000

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                          HOSPITALITY PROPERTIES TRUST

                 400 CENTRE STREET, NEWTON, MASSACHUSETTS 02458

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

         The undersigned shareholder of Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), hereby appoints GERARD M. MARTIN, JOHN G. MURRAY and BARRY M. PORTNOY, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of the Company to be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts on Tuesday, May 16, 2000 at 9:00 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

         THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR TRUSTEE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE VOTE, DATE, AND SIGN ON REVERSE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, PLEASE GIVE FULL TITLE AS SUCH.

HAS YOUR ADDRESS CHANGED?


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
|X|  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

----------------------------                              1.  Election of Trustees in Group II:
HOSPITALITY PROPERTIES TRUST                                                  FOR ALL     WITH   FOR ALL
-----------------------------                                                 NOMINEES   -HOLD   EXCEPT

                                                          GERARD M. MARTIN     /  /      /  /     /  /
                                                          WILLIAM J. SHEEHAN

                                                              If you do not wish your shares voted "For" a particular
                                                              nominee, mark the "For All Except" box and strike a line
                                                              through the name of the nominee. Your shares will be
                                                              voted for the remaining nominee.

RECORD DATE SHARES:

                                                           2. In their discretion, the Proxies are authorized to
                                                              vote on such other business as may properly come
                                                              before the meeting.



                                               ---------
Please be sure to sign and date this Proxy.    Date
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--------------------------------------------------------      Mark box at right if an address  change has been noted
                                                              on the reverse side of this card.          /    /


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   Shareholder sign here              Co-owner sign here



DETACH CARD                                                                                              DETACH CARD

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